EXHIBIT 99


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 FOR IMMEDIATE RELEASE   FOR FURTHER INFORMATION CONTACT:
 ---------------------   --------------------------------
January 25, 2001         Gary N. Pelehaty, President and Chief Executive Officer
                         (609) 298-0723


            FARNSWORTH BANCORP, INC. ISSUES CORRECTIVE PRESS RELEASE

         Bordentown, New Jersey -- January 25, 2001 -- Farnsworth Bancorp, Inc. (OTC Bulletin Board FNSW), the parent holding company of Peoples Savings Bank, Bordentown, New Jersey, today announced that its book value per share at September 30, 2000, was $14.91. In its earnings press release issued on November 27, 2000, Farnsworth had reported a book value per share of $16.00 at September 30, 2000. Gary N. Pelehaty, President and Chief Executive Officer of the Company, attributed the error to the methodology used by the Company to calculate book value dilution and the effect of treasury shares on the calculation of book value per share.

         Peoples Savings Bank is a federally chartered stock savings bank that conducts its business from its main office in Bordentown, New Jersey and two branch offices located in Florence and Mt. Laurel, New Jersey. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded on the OTC Bulletin Board under the symbol "FNSW."